Exhibit 4.1

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated October 10, 2017 (this “Agreement”) is entered into by and among Enviva Partners, LP, a Delaware limited partnership (the “Partnership”), Enviva Partners Finance Corp., a Delaware corporation (the “Finance Corp.” and together with the Partnership, the “Issuers”), and the entities listed as “Guarantors” on the signature pages to this Agreement (the “Initial Guarantors”), and FS Global Credit Opportunities Fund (the “Initial Notes Holder”), as the purchasers in the aggregate of $55,000,000 aggregate principal amount of the Issuers’ 8.50% Senior Notes due 2021 (the “Securities”) as set forth in that certain note purchase agreement by and among the Issuers, the Initial Guarantors and the Initial Notes Holder, dated as of October 10, 2017 (the “Note Purchase Agreement”).

As an inducement to the Initial Notes Holder to enter into the Note Purchase Agreement, the Issuers and the Guarantors have agreed to provide to the Initial Notes Holder and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Note Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.                                      Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of the Partnership that executes a Guarantee under the Indenture after the date of this Agreement.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” shall mean the date hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Date” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Issuers and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes to be issued by the Issuers and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) if tendered by the Holder in exchange for its Securities pursuant to the Exchange Offer.

“Finance Corp.” shall have the meaning set forth in the preamble and shall also include Finance Corp.’s successors.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the sale of the Securities or the Exchange Securities.

“Guarantees” shall mean the guarantees of the Securities and guarantees of the Exchange Securities by the Guarantors under the Indenture.

“Guarantors” shall mean the Initial Guarantors and any Additional Guarantors and any of their respective successors that Guarantee the Securities or Exchange Securities.

“Holders” shall mean the Initial Notes Holder, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture.

“Indenture” shall mean the Indenture relating to the Securities dated as of November 1, 2016, among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee, and as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Initial Guarantors” shall have the meaning set forth in the preamble of this Agreement.

“Initial Notes Holder” shall have the meaning set forth in the preamble of this Agreement.

“Issuers” shall have the meaning set forth in the preamble of this Agreement.

“Note Purchase Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Partnership” shall have the meaning set forth in the preamble and shall also include the Partnership’s successors.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been exchanged pursuant to such Registration Statement, (ii) when such Securities have been sold pursuant to Rule 144 under the Securities Act, (iii) after the Target Registration Date, when such Securities are eligible to be sold by non-affiliates without limitation pursuant to Rule 144(d)(1)(ii) under the Securities Act or (iv) when such Securities cease to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers and the Guarantors with this Agreement.

“Registration Statement” shall mean any registration statement of the Issuers and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Staff” shall mean the staff of the SEC.

“Target Filing Date” shall mean 45 days after the Closing Date (or if such date is not a Business Day, the next succeeding Business Day).

“Target Registration Date” shall mean 180 days after the Closing Date (or if such date is not a Business Day, the next succeeding Business Day).

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

2.                                      Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Issuers and the Guarantors shall use their reasonable best efforts to (x) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (y) have such Registration Statement become effective under the Securities Act. The Issuers and the Guarantors shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 25 Business Days after such effective date.

The Issuers and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)                                     that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)                                  the date of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Date”);

(iii)                               that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)                              that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the depositary for such Registrable Security, in each case prior to the close of business on the Exchange Date; and

(v)                                 that any Holder will be entitled to withdraw its election, not later than the close of business on the Exchange Date, by (A) sending to the institution and at the address specified in the notice, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Registrable Securities.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuers and the Guarantors that (1) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act and (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuers or any Guarantor and (4) it is not a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities.

As soon as practicable after the Exchange Date, the Issuers and the Guarantors shall:

(I)                                   accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(II)                              deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuers and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, the Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Issuers and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)                                 The Issuers and the Guarantors shall pay all Registration Expenses in connection with any registration and the Exchange Offer pursuant to Section 2(a) hereof.

(c)                                  An Exchange Offer Registration Statement filed pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

(d)                                 In the event that (i) the Exchange Offer is not completed in accordance with and as provided in this Section 2 on or prior to the Target Registration Date, the Issuers will pay the Initial Notes Holder liquidated damages in the form of additional interest in an amount equal to 0.50% per annum of the principal amount of Registrable Securities held by such Initial Notes Holder, with respect to the first 90 days after the Target Registration Date (which rate shall be increased by an additional 0.50% per annum for each subsequent 90-day period that such liquidated damages continue to accrue), until the Exchange Offer is completed or there are no Registrable Securities outstanding (after which such additional interest shall cease to accrue), provided, however, that at no time shall the amount of liquidated damages accruing under this Section 2(d)(i) exceed in the aggregate 1.00% per annum; or (ii) the Exchange Securities offered during the Exchange Offer bear a CUSIP number that is different than the CUSIP number assigned to the Issuer’s existing 8.50% Senior Notes due 2021 that have been registered under the Securities Act and outstanding prior to the issuance of the Securities, the Issuers will pay the Initial Notes Holder liquidated damages in the form of additional interest in an amount equal to 1.00% per annum of the principal amount of the Securities.

3.                                      Registration Procedures. (a) In connection with their obligations pursuant to Section 2(a) hereof, the Issuers and the Guarantors shall promptly:

(i)                                     prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (i) shall be selected by the Issuers and the Guarantors and (ii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)                                  prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act;

(iii)                               to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Issuers or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv)                              use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(v)                                 a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus, provide copies of such document to the Initial Notes Holder and their counsel and make such of the representatives of the Issuers as shall be reasonably requested by the Initial Notes Holder or their counsel available for discussion of such document; and the Issuers shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Notes Holder and their counsel shall not have previously been advised and furnished a copy or to which the Initial Notes Holder or their counsel shall reasonably object; and

(vi)                              use their reasonable best efforts to cause the Exchange Securities to bear the same CUSIP as the Issuer’s existing 8.50% Senior Notes due 2021 that have been registered under the Securities Act.

4.                                      General.

(a)                                 No Inconsistent Agreements.  The Issuers and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuers or any Guarantor under any other agreement; and (ii) neither the Issuers nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)                                 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers and the Guarantors have obtained the written unanimous consent of (i) with respect to Section 2(d), the Initial Notes Holder and (ii) with respect to any other provision of this Agreement, the Holders of the outstanding Registrable Securities party hereto (or their respective successors or assigns that are affiliates of GSO Capital Partners LP) that are affected by such amendment, modification, supplement, waiver or consent. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 4(b) shall be by a writing executed by each of the parties hereto.

(c)                                  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, any courier guaranteeing overnight delivery or by email (i) if to a Holder, at the most current address or email address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Section 4(c), which address and email address initially as set forth in the Note Purchase Agreement; (ii) if to the Issuers and the Guarantors, initially at the Issuers’ address and email address as set forth in the Note Purchase Agreement, and thereafter at such other address or email address, notice of which is given in accordance with the provisions of this

Section 4(c); and (iii) to such other persons at their respective addresses as provided in the Note Purchase Agreement, and thereafter at such other address or email address, notice of which is given in accordance with the provisions of this Section 4(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied or emailed; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)                                 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Note Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof, in each case, as a Holder.

(e)                                  Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)                                   Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(g)                                  Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(h)                                 Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuers, the Guarantors and each Holder shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

(i)                                     Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement (including, but not limited to, Section 2(d) hereof) and the Notes and any agreements executed in connection herewith or therewith.

[Signature Pages Follow]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

ISSUERS:

ENVIVA PARTNERS, LP

By:	Enviva Partners GP, LLC,
as its general partner

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA PARTNERS FINANCE CORP.

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

ENVIVA GP, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA, LP

By:	Enviva GP, LLC,
as its general partner

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA MATERIALS, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

ENVIVA PELLETS AHOSKIE, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS AMORY, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS NORTHAMPTON, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS SOUTHAMPTON, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA PORT OF CHESAPEAKE, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS COTTONDALE, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

ENVIVA ENERGY SERVICES, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS PERKINSTON, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA PELLETS SAMPSON, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA PORT OF PANAMA CITY, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

ENVIVA PORT OF WILMINGTON, LLC

By:	/s/ Stephen F. Reeves
	Name:	Stephen F. Reeves
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

Confirmed and accepted as of the date first above written:

INITIAL NOTES HOLDER:

FS Global Credit Opportunities Fund
By: GSO Capital Partners LP as Sub-Adviser

By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Person

[Signature Page to Registration Rights Agreement]